UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company received a "Wells" call on Thursday, August 9, 2007, from the Staff of the Division of Enforcement (the "Staff") of the U.S. Securities and Exchange Commission (the "Commission") in connection with the previously disclosed investigation into the Company's historical stock option granting practices. The Staff informed the Company that it intends to seek authority from the Commission to file charges in connection with its investigation, and that it also intends to seek authority from the Commission to seek a civil monetary penalty. The Staff informed the Company that it could make a submission to the Commission and the Staff that the Company thought appropriate (a "Wells" submission). The Staff informed the Company that it would consider the content of the Wells submission and provide the submission to the Commission before the Commission ultimately makes its charging and penalty decisions. The Company continues to cooperate with the Staff and continues to expect to resolve this investigation by means of a settlement rather than a contested litigation of charges, and believes that the "Wells" call represents a significant step forward towards that resolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Seth Krauss
Name: Seth Krauss
Title: Executive Vice President and General Counsel
Date: August 15, 2007